UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		September 22, 2015
MARILYNJEAN INTERACTIVE INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54870	41-2281199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2360 Corporate Circle, Suite 400, Henderson NV		89074-7722
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	702-290-8649
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

As previously disclosed, on March 28, 2013, we acquired 100% of the issued and outstanding common shares of MarilynJean Media Inc. (the “Transaction”). Pursuant to the Transaction, the Canadian shareholders of MarilynJean Media Inc. sold 106,651,250 common shares in the capital of MarilynJean Media Inc. to MarilynJean Holdings Inc., our wholly-owned subsidiary, in consideration for the issuance of 106,651,250 Exchangeable Preferred Shares to such Canadian shareholders on a one-for-one basis.  The Exchangeable Preferred Shares were issued to MJM shareholders resident in Canada in order to minimize any adverse tax consequences for such shareholders.

On September 22, 2015 our subsidiary has cancelled and returned to treasury all 106,651,250 Exchangeable Preferred Shares, pursuant to Return to Treasury Agreements entered into with each shareholder. The shareholders voluntarily agreed for our subsidiary to cancel the shares and return them to treasury, in consideration for the issuance to the shareholders promissory notes in the aggregate amount of $226,756. The promissory notes are due and payable upon our company completing a financing for gross proceeds of not less than $375,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARILYNJEAN INTERACTIVE INC.

/s/ Peter Janosi

Peter Janosi President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Date: September 22, 2015